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                                                                  EXHIBIT 23(e)






                             ACCOUNTANTS' CONSENT

        We consent to the use of our report, dated 10th January, 1997, with respect to the balance sheet of Arcadian Trinidad Limited as of 31st December, 1996 and 1995 and the related profit and loss account, shareholders' equity and cash flow statements for the years then ended, incorporated herein by reference, and to the reference to our firm under the heading of "Experts" in the Prospectus.



/s/ COOPERS & LYBRAND
-----------------------
Coopers & Lybrand
Chartered Accountants
Port of Spain
Trinidad, W.I.
23rd May, 1997